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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Willbros Group, Inc.

We consent to the use of our reports dated February 20, 2004, except for Note 7, which is as of March 12, 2004, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for business combinations and goodwill in 2001 and 2002.

/s/ KPMG LLP

Houston, Texas
May 25, 2004